UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
April 11, 2013

FROZEN FOOD EXPRESS INDUSTRIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4305 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 11, 2013, FFE Transportation Services, Inc., Lisa Motor Lines, Inc., Conwell Corporation, and FFE Logistics, Inc. (the "Borrowers"), and Frozen Food Express Industries, Inc. (the "Company") and certain of its subsidiaries (the "Guarantors"), executed  the Third Amendment (the "Amendment") to a certain Loan and Security Agreement, dated March 28, 2011 (the "Credit Agreement"), by and among the Borrower, the Guarantors and Bank of America, N.A., as Agent Bank for the lenders under the Credit Agreement.

The Credit Agreement originally defined the Letter of Credit Subline as $7.5 million, setting this amount as the maximum aggregate limit for letters of credit that could be issued under the agreement.  This Amendment restates the Letter of Credit Subline, increasing the amount to $10 million.  As amended by this Amendment, the First Amendment dated March 29, 2012 and the Second Amendment dated December 19, 2012, the Credit Agreement remains in full force and effect.

    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: April 12, 2013	By:	/s/ John R. McManama
John R. McManama Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)